Filed Pursuant to Rule 424(b)(3)
File No. 333-275629
Nationwide Life Insurance Company
Supplement dated March 14, 2025 to the Prospectus dated May 7, 2024 for the Defined Protection Annuity 2.0
This supplement updates certain information contained in your prospectus. Please read it and keep it with your prospectus for future reference. Capitalized terms not defined in this supplement have the same meanings as in the prospectus.

The new Index Strategies described in the prospectus supplement dated February 12, 2025 shall be available for investment under the Contract effective the later of April 7, 2025 or state approval.
PROS-0978